UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Tesla, Inc.

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June 5, 2024

Dear Fellow Owners of Tesla,

Over the past several weeks, we have seen a lot of speculation and discussion about the important matters we are bringing to you at next week’s Annual Stockholders’ Meeting. And I know that some of the information that has made its way into the public discourse about our company has been speculative, lacks context or is just plain wrong. At Tesla, we are accustomed to the naysayers.

We are entering the final days before the polls close on one of the most important votes in the history of our extraordinary company. As Board Chair, I want you to hear directly from me on why it is so important that you ratify Elon’s 2018 Performance Award and vote to move Tesla’s corporate domicile to Texas.

These votes are about fairness, respect and the future of Tesla.

Fairness and respect require that we honor the collective commitment we made to Elon — a commitment that was, and fundamentally still is, about retaining Elon’s attention and motivating him to focus on achieving astonishing growth for our company. Elon’s unique contributions have built Tesla from a company that was, in 2018, a loss-making, ambitious company with significant hurdles and challenges to overcome into what it is today — a company that is literally changing the world by driving so many critical initiatives that are making our planet more sustainable while at the same time delivering hundreds of billions of dollars of value to all of you who invested in Tesla’s dream. These contributions should be respected.

When we made our commitment to Elon in 2018 — a commitment that was overwhelmingly approved by approximately 73% of disinterested stockholders — it had one simple purpose: to keep Elon focused on Tesla and motivated to achieve the Company’s incomparable ambitions. It’s why we designed the Award to consist of a series of tranches that would vest upon the achievement of market capitalization and operational milestones. For Elon to realize any benefit of the award, he had to hit milestones that directly and substantially benefited the Company and our stockholders. And it did exactly what it was designed to do. In 2024, we now have the benefit of our bargain, with six years’ worth of Elon’s hard work, which has driven exceptional growth in the Company’s size and profitability and created over $735 billion in value1 for stockholders. Upholding our end of the bargain, then, by ratifying the decision we all made in 2018, is more important than ever. If Tesla is to retain Elon’s attention and motivate him to continue to devote his time, energy, ambition and vision to deliver comparable results in the future, we must stand by our deal.

This is obviously not about the money. We all know Elon is one of the wealthiest people on the planet, and he would remain so even if Tesla were to renege on the commitment we made in 2018. Elon is not a typical executive, and Tesla is not a typical company. So, the typical way in which companies compensate key executives is not going to drive results for Tesla. Motivating someone like Elon requires something different. This is one of the key reasons the Award also requires Elon to hold any shares he receives upon exercise of stock options for five years after he exercises the options — which can only serve to incentivize him to continue delivering value to Tesla and our stockholders.

1 Source: FactSet. Based on change in market value from March 21, 2018 to December 31, 2023.

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What we recognized in 2018 and continue to recognize today is that one thing Elon most certainly does not have is unlimited time. Nor does he face any shortage of ideas and other places he can make an incredible difference in the world. We want those ideas, that energy and that time to be at Tesla, for the benefit of you, our owners. But that requires reciprocal respect.

We all made a commitment to Elon. Elon honored his commitment and produced tremendous value for our stockholders. Honoring our commitment to Elon demonstrates that we support his vision for Tesla and recognize his extraordinary accomplishments — this is what will motivate him to continue to create value for stockholders.

Fairness and respect and concern for the future of Tesla also underlie our decision to ask you to approve moving our company’s legal home to Texas, marrying our legal home to our operational home. Texas provides stockholders with substantially equivalent governance rights as Delaware, and is expected to provide more certainty for the innovative, big-ticket decisions that Tesla is known for. Being incorporated in Texas provides the best platform for Tesla to grow and innovate because we believe that Texas legislators and courts are in the best position to fairly develop and make decisions about corporate law that applies to Tesla, especially when our next big bet pays off beyond anyone’s wildest expectations.

Thank you for continued support of Tesla.

Sincerely,

Robyn Denholm

Chairperson of the Board of Directors

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Additional Information and Where to Find It

Tesla, Inc. (“Tesla”) has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A with respect to its solicitation of proxies for Tesla’s 2024 annual meeting (the “Definitive Proxy Statement”). The Definitive Proxy Statement contains important information about the matters to be voted on at the 2024 annual meeting. STOCKHOLDERS OF TESLA ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TESLA HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT TESLA AND THE MATTERS TO BE VOTED ON AT THE 2024 ANNUAL MEETING. Stockholders are able to obtain free copies of these documents and other documents filed with the SEC by Tesla through the website maintained by the SEC at www.sec.gov. In addition, stockholders are able to obtain free copies of these documents from Tesla by contacting Tesla’s Investor Relations by e-mail at ir@tesla.com, or by going to Tesla’s Investor Relations page on its website at ir.tesla.com.

Participants in the Solicitation

The directors and executive officers of Tesla may be deemed to be participants in the solicitation of proxies from the stockholders of Tesla in connection with 2024 annual meeting. Information regarding the interests of participants in the solicitation of proxies in respect of the 2024 annual meeting is included in the Definitive Proxy Statement.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 reflecting Tesla’s current expectations that involve risks and uncertainties. These forward-looking statements include, but are not limited to, statements concerning its goals, commitments, strategies and mission, its plans and expectations regarding the proposed redomestication of Tesla from Delaware to Texas (the “Texas Redomestication”) and the ratification of Tesla’s 2018 CEO pay package (the “Ratification”), expectations regarding the future of litigation in Texas, including the expectations and timing related to the Texas business court, expectations regarding the continued CEO innovation and incentivization under the Ratification, potential benefits, implications, risks or costs or tax effects, costs savings or other related implications associated with the Texas Redomestication or the Ratification, expectations about stockholder intentions, views and reactions, the avoidance of uncertainty regarding CEO compensation through the Ratification, the ability to avoid future judicial or other criticism through the Ratification, its future financial position, expected cost or charge reductions, its executive compensation program, expectations regarding demand and acceptance for its technologies, growth opportunities and trends in the markets in which we operate, prospects and plans and objectives of management. The words “anticipates,” “believes,” “continues,” “could,” “design,” “drive,” “estimates,” “expects,” “future,” “goals,” “intends,” “likely,” “may,” “plans,” “potential,” “seek,” “sets,” “shall,” “spearheads,” “spurring,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Tesla may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on Tesla’s forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause Tesla’s actual results to differ materially from those in the forward-looking statements, including, without limitation, risks related to the Texas Redomestication and the Ratification and the risks set forth in Part I, Item 1A, “Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and that are otherwise described or updated from time to time in Tesla’s other filings with the SEC. The discussion of such risks is not an indication that any such risks have occurred at the time of this filing. Tesla disclaims any obligation to update any forward-looking statement contained in this document.